Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-02845 on Form S-8 of our report dated June 15, 2006 (June 18, 2007 as to Notes 2 and 4), appearing in this annual report on Form 11-K of the Wausau Paper Corp. Savings and Investment Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 18, 2007